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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the M.D.C. Holdings, Inc. Employee Equity Incentive Plan and the M.D.C. Holdings, Inc. Director Equity Incentive Plan of our report dated January 7, 2003, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 7, 2003